UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BLOCKCHAIN DIGITAL INFRASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	39-2631241
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1540 Broadway, Ste 1010 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-291856

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, $0.0001 par value per share (“common stock”), of BlockchAIn Digital Infrastructure, Inc., a Delaware corporation (the “Registrant”).

The description of the common stock of Registrant, as set forth under the caption “DESCRIPTION OF SECURITIES OF BLOCKCHAIN” in the prospectus forming a part of the Registration Statement on Form S-4, as initially filed with the Securities and Exchange Commission (the “Commission”) on December 1, 2025 (Registration No. 333-291856), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference.

In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, or any prospectus supplement shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE American LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 13, 2026	BLOCKCHAIN DIGITAL INFRASTRUCTURE, INC.

	By:	/s/ Jerry Tang
		Name:	Jerry Tang
		Title:	Chief Executive Officer

2